URSTADT BIDDLE PROPERTIES INC.

                               321 RAILROAD AVENUE

                          Greenwich, Connecticut 06830

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 March 15, 2000

         Notice is hereby given that the Annual Meeting of Stockholders of Urstadt Biddle Properties Inc. will be held at the Hyatt Regency Greenwich, Old Greenwich, Connecticut, on Wednesday, March 15, 2000, at 11:00 a.m. for the following purposes:


         1. To elect one Director to serve for two years and three Directors to serve for three years;

         2. To ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company for one year;

         3.       To amend the Company's Restricted Stock Award Plan; and

         4. To transact such other business as may properly come before the meeting or any adjournments thereof.

Stockholders of record as of the close of business on January 28, 2000 are entitled to notice of and to vote at the Meeting.

             WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY
                            IN THE ENCLOSED ENVELOPE.

                                                    By Order of the Directors

                                                             THOMAS D. MYERS
                                                                  Secretary

February 2, 2000

                         URSTADT BIDDLE PROPERTIES INC.

                               321 RAILROAD AVENUE

                          Greenwich, Connecticut 06830

                                 PROXY STATEMENT

                                       FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                          to be held on March 15, 2000

         This Proxy Statement is furnished to stockholders of Urstadt Biddle Properties Inc., a Maryland corporation (hereinafter called the "Company"), in connection with the solicitation of proxies in the form enclosed herewith for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Hyatt Regency Greenwich, 1800 E. Putnam Avenue, Old Greenwich, Connecticut, on March 15, 2000 at 11:00 a.m. for the purposes set forth in the Notice of Meeting.

         The solicitation is made on behalf of the Directors of the Company and the costs of the solicitation will be borne by the Company. Directors, officers and employees of the Company and its affiliates may also solicit proxies by telephone, telegraph, fax or personal interview. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the shares.

         Holders of record of Common Shares and Class A Common Shares of the Company as of the close of business on the record date, January 28, 2000, are entitled to receive notice of, and to vote at, the Meeting. The outstanding Common Shares and Class A Common Shares constitute the only classes of securities entitled to vote at the Meeting. Each Common Share entitles the holder thereof to one vote and each Class A Common Share entitles the holder thereof to 1/20 of one vote. At the close of business on January 28, 2000, there were 5,581,732 Common Shares issued and outstanding and 5,834,328 Class A Common Shares issued and outstanding.

         Shares represented by proxies in the form enclosed, if such proxies are properly executed and returned and not revoked, will be voted as specified, but where no specification is made, the shares will be voted as follows: (i) FOR the election of the four Directors; (ii) FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the ensuing fiscal year; and (iii) FOR the amendment of the Company's Restricted Stock Award Plan; and, in the named proxies' discretion, as to any other matter which may properly come before the Meeting. To be voted, proxies must be filed with the Secretary of the Company prior to voting. Proxies may be revoked at any time before exercise by filing a notice of such revocation, by filing a later dated proxy with the Secretary of the Company or by voting in person at the Meeting.

         The Annual Report to stockholders for the Company's fiscal year ended October 31, 1999 has been mailed with or prior to this Proxy Statement. This Proxy Statement and the enclosed proxy were mailed to stockholders on or about February 2, 2000. The principal executive offices of the Company are located at 321 Railroad Avenue, Greenwich, Connecticut 06830 (telephone: 203-863-8200; fax:
203-861-6755).

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     Pursuant to Section 6.2 of the Articles of Incorporation, the Directors are divided into three classes serving three-year terms. Four Directors are to be elected at the Meeting. Mr. George J. Vojta was elected by the Board of Directors on September 15, 1999 to fill a vacancy then existing among the Class II Directors. Mr. Vojta has been nominated for election as a Director in Class II to hold office together with the other Class II directors until the year 2002 Annual Meeting and until his successor has been elected and shall qualify.
Messrs. Robert R. Douglass, George H. C. Lawrence and Charles J. Urstadt, comprising Class III, have been nominated for election as Directors to hold office until the year 2003 Annual Meeting and until their successors have been elected and shall qualify.

                              A MEMBER OF CLASS II

                       (Nominated for election by holders

                       of Common Shares and Class A Common

                         Shares to serve for two years)

                                            Principal Occupation                                              Director
                                           For the Past Five Years                                           Continuous     Term to
     Name                                And Current Directorships                             Age              Since        Expire

George J. Vojta (A)            Retired Vice Chairman of the Board and Director,                 64               1999         2002
                               Bankers Trust Company (1992-1999); Executive Vice
                               President,  Bankers  Trust  Company  (1984-1992);
                               Member,  New York State Banking Board;  Director,
                               Private  Export  Funding  Corporation;  Chairman,
                               Wharton Financial Institutions Center;  Chairman,
                               The Westchester  Group,  LLC; Member,  Council on
                               Foreign  Relations;  Director and Vice  Chairman,
                               St. Luke's/Roosevelt Hospital.

                                    CLASS III

                           (Nominated for election by
                      holders of Common Shares and Class A
                     Common Shares to serve for three years)

                                         Principal Occupation                                                 Director
                                           For the Past Five Years                                           Continuous     Term to
     Name                                And Current Directorships                             Age              Since        Expire


Robert R. Douglass (C)         Of Counsel, Milbank, Tweed, Hadley and McCloy; Chairman          68               1991         2003
                               and Director, Cedel; Retired Vice Chairman and
                               Director, The Chase Manhattan Corporation (1985 to
                               1993); Executive Vice President, General Counsel and
                               Secretary, The Chase Manhattan Corporation (1976 to
                               1985); Trustee, Dartmouth College (1983 to 1993);
                               Chairman,  Downtown Lower Manhattan Association;
                               Chairman of Alliance for Downtown New York; Director,
                               Business Council for the United Nations; Member,
                               Council on Foreign Relations.

George H.C. Lawrence (C)       President and Chief Executive Officer, Lawrence                  62               1988         2003
                               Investing Company, Inc. (since 1970); Director, Urstadt
                               Property Company, Inc.; Trustee, Sarah Lawrence
                               College;     Director,     Westchester     County
                               Association;  Senior Vice President and Director,
                               Kensico Cemetery; Director, CLX Energy.

Charles J. Urstadt (E)         Chairman of the Board of Directors and Chief Executive           71               1975         2003
                               Officer of the Company (since September 1989); Chairman
                               and Director, Urstadt Property Company, Inc. (a real
                               estate investment corporation); Trustee Emeritus, Pace
                               University; Director, Putnam Trust Company; Trustee,
                               Historic Hudson Valley; Retired Trustee, Teachers
                               Insurance and Annuity Association.



                                     CLASS I

                        (Term of office expires in 2001)

                                            Principal Occupation                                              Director
                                           For the Past Five Years                                           Continuous     Term to
     Name                                And Current Directorships                             Age              Since        Expire

Willing L. Biddle (E)          President and Chief Operating Officer of the Company             38               1997         2001
                               since December 1996; Executive Vice President from
                               March 1996 to December 1996; Senior Vice
                               President-Management from June 1995 to March 1996; and
                               Vice President - Retail from April 1993 to June 1995;
                               Vice President, Levites Realty Management Corp.
                               (1989-1993) Commercial Lending Officer, Chase Manhattan
                               Bank (1983-1988); Executive Committee Member, Real
                               Estate Finance Association.


E. Virgil Conway (C)           Chairman, Metropolitan Transportation Authority (since           70               1989         2001
                               1995); Chairman, Financial Accounting Standards
                               Advisory Council (1992-1995); Financial Consultant and
                               Corporate Director (since January 1989); Chairman and
                               Director,  The  Seamen's  Bank for  Savings,  FSB
                               (1969-1989); Trustee, Consolidated Edison Company
                               of  New  York,  Inc.;  Director,   Union  Pacific
                               Corporation;   Trustee,  Phoenix  Duff  &  Phelps
                               Mutual Funds; Trustee,  Atlantic Mutual Insurance
                               Company; Director,  Centennial Insurance Company;
                               Director,  AccuHealth,  Inc.; Chairman,  New York
                               Housing Partnership Development Corporation; Vice
                               Chairman,  Academy of Political Science; Trustee,
                               Pace University.


Charles D. Urstadt (E)         Senior Managing Director, Brown Harris Stevens, LLC; (since       40               1997         2001
                               1992).  President and Director, Urstadt Property
                               Company, Inc.(since 1990);  Publisher, New York Construction News
                               (1984-1992);  Member, Board of Consultants of the
                               Company (1991-1997);  President and Director, East Side
                               Association (1994-1997);  Director, Friends of Channel 13;  Board
                               Member, New York State Board for Historic Preservation;
                               Director,  New York Building Congress (1988-1992).


                                    CLASS II

                         (Remaining Class II Directors;
                         term of office expires in 2002)

                                            Principal Occupation                                              Director
                                           For the Past Five Years                                           Continuous     Term to
     Name                                And Current Directorships                             Age              Since        Expire

Peter Herrick (A)(E)           Retired Vice Chairman (1990-1992) and Director, The              72               1990         2002
                               Bank of New York; President and Chief Operating
                               Officer, The Bank of New York (February 1982 to June
                               1990); President and Director, The Bank of New York
                               Company, Inc. (February 1984 to March 1992); Member,
                               New York State Banking Board (June 1990 to April 1993);
                               Director, Mastercard International (1985-1992);
                               Director, BNY Hamilton Funds, Inc.


Paul D. Paganucci (A)          Chairman, Ledyard National Bank (since April 1991);              68               1984           2002
                               Chairman of the Executive Committee of W.R. Grace & Co.
                               (July 1989 to March 1991); Vice Chairman, W.R. Grace &
                               Co. (November 1986 to July 1989); Vice President and
                               Treasurer of Dartmouth College (July 1977 to December
                               1985); Director, Filene's Basement, Inc.; Director,
                               Allmerica Securities Trust, Inc.; Director, IGI, Inc.;
                               Trustee, Colby College; Director, The Grace Institute.

[FN]
(A) Member of Audit Committee; (C) Member of Compensation Committee;
(E) Member of Executive Committee

         During the fiscal year ended October 31, 1999, the Directors held five meetings. The Directors have three standing committees: an Audit Committee, an Executive Committee and a Compensation Committee. Each Director attended at least 75% of the aggregate total number of meetings held during the fiscal year by the Directors and by all committees of which such Director is a member.

         The Audit Committee held two meetings during the fiscal year ended October 31, 1999. The Audit Committee recommends to the Directors the independent public accountants to be engaged by the Company, reviews with the Company's independent public accountants and management the Company's internal accounting procedures and controls, and reviews with the Company's independent public accountants the scope and results of the auditing engagement. Messrs. Peter Herrick, Paul D. Paganucci and George J. Vojta are the current members of the Audit Committee.

         The Executive Committee held no meetings during the fiscal year ended October 31, 1999. In general, the Executive Committee may exercise such powers of the Directors between meetings of the Directors as may be delegated to it by the Directors (except for certain powers of the Directors which may not be delegated). Messrs. Willing L. Biddle, Peter Herrick, Charles D. Urstadt, and Charles J. Urstadt are the current members of the Executive Committee.

     The Compensation Committee, which makes recommendations to the Directors concerning compensation and administers the Company's Stock Option Plan and Restricted Stock Award Plan, held two meetings during the fiscal year ended October 31, 1999. Messrs. E. Virgil Conway, Robert R. Douglass and George H.C. Lawrence are the current members of the Compensation Committee.

         The Directors do not have a nominating committee but act as a group on such matters.

         Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership of such equity securities with the Securities and Exchange Commission ("SEC"). Such persons are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that, with respect to the period from November 1, 1998 through October 31, 1999, its Directors, officers and greater than 10% beneficial owners complied with all Section 16(a) filing requirements, except that a Form 4 filing for Mr. Peter Herrick, relating to the acquisition of 6,000 shares of Common Stock, was inadvertently filed late and a Form 4 filing for Mr. Charles D. Urstadt, relating to the acquisition of 12,000 shares of Common Stock, was inadvertently not filed, but was later reported in a Form 5 filing.

         At the Annual Meeting, the stockholders of the Company will be requested to elect four Directors, one belonging to Class II and three comprising Class III. The affirmative vote of the holders of not less than a majority of the total combined voting power of all classes of stock entitled to vote and present, in person or by properly executed proxy, at the Annual Meeting, subject to quorum requirements, will be required to elect a Director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE
                  NOMINEES FOR ELECTION AS DIRECTORS.


                                     PROPOSAL 2

        RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS OF THE COMPANY

         Arthur Andersen LLP, independent auditors, provided auditing services to the Company during the fiscal year ended October 31, 1999. The Directors have, subject to ratification by the stockholders of the Company, appointed Arthur Andersen LLP to audit the financial statements of the Company for the ensuing fiscal year and recommend to the stockholders that such appointment be ratified. Representatives of Arthur Andersen LLP will be present at the Annual Meeting, with the opportunity to make a statement if they so desire. Such representatives will also be available to respond to appropriate questions.

         The affirmative vote of the holders of not less than a majority of the total combined voting power of all classes of stock entitled to vote and present, in person or by properly executed proxy, at the Annual Meeting, subject to quorum requirements, will be required to ratify the appointment of Arthur Andersen LLP as independent auditors of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

                                   PROPOSAL 3

                  AMENDMENT OF THE RESTRICTED STOCK AWARD PLAN

         In 1997 the stockholders of the Company approved a Restricted Stock Award Plan (the "Plan"). The principal purpose of the Plan is to promote the long-term growth of the Company by attracting, retaining and motivating key management personnel possessing outstanding ability and to further the identity of the interests of such personnel with those of the Company's stockholders through stock ownership opportunities. Pursuant to the Plan, management personnel of the Company, selected by the Compensation Committee, may be issued restricted stock awards.

         In order to similarly attract, retain and motivate qualified individuals as directors, the Board of Directors has approved, subject to stockholder approval, an Amended and Restated Stock Award Plan (the "Amended Plan") which would amend, among other things, the terms of the Plan relating to eligible participants to include Directors of the Company as eligible participants. If the Amended Plan is approved by stockholders, Directors would no longer receive stock options pursuant to the Company's Stock Option Plan. See the section below titled "Compensation and Transactions with Management and Others."

         In addition, the Amended Plan would increase the maximum number of shares of restricted stock available for issuance thereunder from 250,000 shares, in the aggregate, of Common Stock and Class A Common Stock, to 350,000 shares each of Common Stock and Class A Common Stock. The Plan, as originally established, provided that the Compensation Committee could make restricted stock awards of 250,000 shares of the Company's Common Stock. In June 1998, the Board established the Class A Common Stock and declared a special stock dividend (the "Stock Dividend") on the shares of Common Stock consisting of one share of Class A Common Stock for each share of Common Stock outstanding at the close of business on July 31, 1998. The Stock Dividend was paid on August 14, 1998. As a result of the Stock Dividend, the Compensation Committee thereafter made certain adjustments to the Plan pursuant to which the maximum number of shares which may be issued under the Plan was changed from 250,000 shares of Common Stock to 250,000 shares, in the aggregate, of Common Stock and Class A Common Stock. The Plan did not provide for an automatic adjustment in the total number of shares that may be issued to account for an event such as the Stock Dividend and, as a result, the Stock Dividend effectively cut in half the economic value of the shares available for grant under the Plan. As of January 7, 2000, no further shares of Common Stock or Class A Common Stock were available for issuance under the Plan. Consequently, the Board of Directors has approved, subject to stockholder approval, the Amended Plan which would increase the number of shares of restricted stock available for issuance thereunder so that shares of restricted stock will once again be available for grant under the Amended Plan in order to implement the original purposes of the Plan.

         Set forth below is a summary of the principal provisions of the Amended and Restated Restricted Stock Award Plan. The Amended Plan is set forth in its entirety as Exhibit A to this Proxy Statement. The summary below is qualified in its entirety by reference to Exhibit A.

Summary of the Amended and Restated Restricted Stock Award Plan

Grant of Restricted Stock Awards. The Compensation Committee would be authorized to grant restricted stock awards up 350,000 shares each of Common Stock and Class A Common Stock. The participants eligible to receive the restricted stock awards will be management personnel selected by the Compensation Committee, in its discretion, who are considered to have significant responsibility for the growth and profitability of the Company as well as Directors.

Principal Terms and Conditions of Restricted Stock Awards. Each restricted stock award will be evidenced by a written agreement, executed by both the relevant participant and the Company, setting forth all the terms and conditions applicable to such award as determined by the Compensation Committee. Such terms and conditions shall include (i) the length of the restricted period of the award; (ii) the restrictions applicable to the award, including without limitation the employment or retirement status rules governing forfeiture, and the prohibition against the sale, assignment, transfer, pledge or other encumbrance of the restricted stock during the restricted period; and (iii) the eligibility to share in dividends and other distributions paid to the Company's shareholders during the restricted period.

Lapse of Restrictions. If a participant's employment is terminated or a participant ceases to be a non-employee director of the Company by reason of death or disability, the restrictions shall lapse on such date. If the employment of a participant shall be terminated prior to the lapse of the restricted period by reason of retirement, the restricted period will continue as if the participant had remained in the employment of the Company. The Compensation Committee will have the authority to accelerate the time at which the restrictions may lapse whenever it considers that such action is in the best interests of the Company and of its stockholders, whether by reason of changes in tax laws, a "change in control" as defined in the Amended Plan or otherwise.

Tax Consequences. The Company will be required to withhold taxes to comply with federal and state laws applicable to the value of restricted shares when they are released from risk of forfeiture. Upon the lapse of the applicable restrictions, the value of the restricted stock will be taxable to the relevant participant as ordinary income and deductible by the Company. At the Compensation Committee's discretion, an arrangement may be made by the Company to assist a participant in meeting withholding taxes imposed by federal and state authorities.

Compliance with SEC Requirements. No certificates for shares distributed under the terms of the Amended Plan shall be executed and delivered to participants until the Company shall have taken any action then required to comply with the Securities Act of 1933, as amended, the Exchange Act and applicable SEC requirements.

Adjustments to the Amended Plan. If the Company subdivides or combines its outstanding shares of Common Stock or Class A Common Stock into a greater or lesser number of shares or if the Compensation Committee shall determine that a stock dividend, reclassification, business combination, exchange of shares, warrants or rights offering to purchase shares or other similar event affects the shares of the Company such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Amended Plan, the Compensation Committee may make adjustments to the number and class of shares which may be awarded and the number and class of shares subject to outstanding awards under the Amended Plan.

The affirmative vote of the holders of not less than a majority of the total combined voting power of all classes of stock entitled to vote and present, in person or by properly executed proxy, at the Annual Meeting, subject to quorum requirements, will be required to amend the Restricted Stock Award Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT OF
                   THE RESTRICTED STOCK AWARD PLAN.

Security Ownership of Certain Beneficial Owners and Management

         The following tables set forth certain information as of January 7, 2000 available to the Company with respect to the shares of the Company (i) held by those persons known to the Company to be the beneficial owners (as determined under the rules of the SEC) of more than 5% of the Common Shares and Class A Common Shares then outstanding and (ii) held by each of the Directors, each of the executive officers named in the Summary Compensation Table below, and by all of the Directors and such executive officers as a group:

                              5% BENEFICIAL OWNERS

                                                                  Class A Common Shares
 Name and Address                  Common Shares      Percent of     Beneficially Owned    Percent of
   of Beneficial Owner          Beneficially Owned       Class                                Class

Charles J. Urstadt                   2,383,488 (1)(2)        38.0%             940,937 (3)(4)     14.4%
Urstadt Biddle Properties Inc.
321 Railroad Ave
Greenwich, CT 06830

Countryside Square                          -0-                              1,200,000            18.4%
Limited Partnership (5)
c/o Urstadt Biddle Properties
321 Railroad Ave
Greenwich, CT 06830

Grace & White, Inc. (6)                   368,950            5.9%             334,250             5.1%
515 Madison Ave, Suite 1700
New York, NY 10022

         ---------------
[FN]

  (1) Of these shares, 50,000 are owned by Urstadt Property Company, Inc., a company of which Mr. Urstadt is the chairman, a director and a principal stockholder, 1,589,850 shares are owned by two irrevocable trusts established for Mr. Urstadt's adult children, 57,000 shares are owned by Elinor Urstadt, Mr. Urstadt's wife, and 5,000 shares are held by The Trust Established Under the Urstadt Biddle Properties Inc. Excess Benefits and Deferred Compensation Plan (the "Compensation Plan Trust"). The figure excludes 13,273 shares issuable upon exercise of options which are not currently exercisable and which will not become exercisable within 60 days, but includes 565,838 shares issuable upon exercise of options exercisable within 60 days. See "Compensation and Transactions with Management and Others" below. The figure also excludes 49,160 cash appreciation rights, all of which are exercisable within 60 days.

  .
  (2) This figure assumes, in connection with the determination of the number of Common Shares issuable upon exercise of options exercisable within 60 days, that Mr. Urstadt will elect the Common Stock Option (as defined in "Report of Compensation Committee on Executive Compensation" below) with respect to all of such options. See "Report of Compensation Committee on Executive Compensation" for information with respect to certain modifications of outstanding options granted under the Company's Stock Option Plan as of August 14, 1998, the date of the
         Stock Dividend. If Mr. Urstadt elects the Combination Option (as defined below) or the Class A Stock Option (as defined below) with respect to all such options, the number of Common Shares issuable upon exercise of options exercisable within 60 days, the total number of Common Shares beneficially owned and the Percent of Class would be less.

  (3) Of these shares, 210,150 shares are owned by two irrevocable trusts established for Mr. Urstadt's adult children, 43,000 shares are owned by Elinor Urstadt, Mr. Urstadt's wife and 60,000 shares are owned by the Urstadt Conservation Foundation, of which Mr. Urstadt and his wife, Elinor Urstadt, are the sole trustees. Mr. Urstadt disclaims beneficial ownership of any shares held by the Urstadt Conservation Foundation. The figure excludes 13,183 shares issuable upon exercise of options which are not currently exercisable and which will not become exercisable within 60 days, but includes 561,987 shares issuable upon exercise of options exercisable within 60 days. See "Compensation and Transactions with Management and Others" below. This figure also excludes 48,826 cash appreciation rights, all of which are exercisable within 60 days.

  (4) This figure assumes, in connection with the determination of the number of Class A Common Shares issuable upon exercise of options exercisable within 60 days, that Mr. Urstadt will elect the Class A Stock Option with respect to all of such options. See "Report of Compensation Committee on Executive Compensation" for information with respect to certain modifications of outstanding options granted under the Company's Stock Option Plan as of August 14, 1998, the date of the Stock Dividend. If Mr. Urstadt elects the Combination Option or the Common Stock Option with respect to all such options, the number of Class A Common Shares issuable upon exercise of options exercisable within 60 days, the total number of Class A Common Shares beneficially owned and the Percent of Class would be less.

   (5) Pursuant to the terms of the Limited Partnership Agreement of Countryside Square Limited Partnership (the "Partnership") dated as of November 22, 1996 with the Company as general partner, the limited partners contributed to the Partnership 600,000 Common Shares and thereafter the Partnership was issued 600,000 Class A Common Shares pursuant to the Stock Dividend. In April 1999, Mr. Urstadt, solely in his capacity as trustee of each of two trusts established for the benefit of his adult children, exchanged 300,000 shares of Class A Common Stock from each of the two trusts for 600,000 shares of Common Stock (300,000 shares for each of the two trusts) held by the Partnership.

  (6)    Based upon information furnished to the Company by Grace & White, Inc.



                             DIRECTORS AND OFFICERS

                                               Common                                        Class A
                                         Shares Beneficially            Percent           Common Shares               Percent
Name                                          Owned (1)              of Class (1)     Beneficially Owned (2)         of Class (2)
----                                          ---------              ------------     ----------------------         ------------

Charles J. Urstadt                           2,383,488  (3)                38.0%          940,937  (4)               14.4%
Willing L. Biddle                              146,075  (15)                2.3%          109,675  (15A)             1.7%
E. Virgil Conway                                22,231  (5)(6)                 *           32,124  (7)(7A)(8)          *
Robert R. Douglass                              18,865  (6)(9)                 *           28,771  (8)(10)             *
Peter Herrick                                   38,731  (5)(6)                 *           42,624  (7)(8)              *
George H.C. Lawrence                            33,266  (6)(11)                *           35,812  (8)(12)             *
Paul D. Paganucci                               17,731  (5)(6)                 *           24,224  (7)(8)              *
Charles D. Urstadt                              14,966  (6)(6A)                *            1,953  (8)(8A)             *
George J. Vojta                                  8,000                         *            3,000                       *
James R. Moore                                  61,666  (13)                1.0%           65,666  (13A)             1.0%
Raymond P. Argila                               39,916  (14)                   *           40,916  (14)                *
Directors & Executive Officers
  as a group (11) persons                    2,784,935  (16)               44.3%        1,325,702  (17)              20.3%

----------
[FN]
*Less than 1%

 (1) The figures  presented in this column (except for those relating to Willing
L. Biddle, James R. Moore and Raymond P. Argila) assume, in connection with the determination of the number of Common Shares issuable upon exercise of options exercisable within 60 days by the respective individuals listed below, that such individuals will elect the Common Stock Option with respect to all of such options. See "Report of Compensation Committee on Executive Compensation" for information with respect to certain modifications of outstanding options granted under the Company's Stock Option Plan as of August 14, 1998, the date of the Stock Dividend. If any such individual elects the Combination Option or the Class A Stock Option with respect to any or all of such options, the number of Common Shares issuable upon exercise of options exercisable within 60 days, the total number of Common Shares beneficially owned and the Percent of Class would be less for such individual.

(2) The figures  presented in this column  (except for those relating to Willing
L. Biddle, James R. Moore and Raymond P. Argila) assume, in connection with the determination of the number of Class A Common Shares issuable upon exercise of options exercisable within 60 days by the respective individuals listed below, that such individuals will elect the Class A Stock Option with respect to all of such options. See "Report of Compensation Committee on Executive Compensation" for information with respect to certain modifications of outstanding options granted under the Company's Stock Option Plan as of August 14, 1998, the date of the Stock Dividend. If any such individual elects the Combination Option or the Common Stock Option with respect to any or all of such options, the number of Class A Common Shares issuable upon exercise of options exercisable within 60 days, the total number of Class A Common Shares beneficially owned and the Percent of Class would be less for such individual.

(3) This figure includes 50,000 Common Shares owned by Urstadt Property Company Inc., 1,589,850 Common Shares owned by two irrevocable trusts established for Mr. Urstadt's adult children, 57,000 Common Shares owned by Elinor Urstadt, Mr. Urstadt's wife and 5,000 shares owned by the Compensation Plan Trust. This figure excludes 13,273 Common Shares issuable upon exercise of options which are not currently exercisable and which will not become exercisable within 60 days, but includes 565,838 Common Shares issuable upon exercise of options exercisable within 60 days. The figure also excludes 49,160 cash appreciation rights all of which are exercisable within 60 days. See "Compensation and Transactions with Management and Others" below.

(4) This figure includes 210,150 Class A Common Shares owned by two irrevocable trusts established for Mr. Urstadt's adult children, 43,000 Class A Common Shares owned by Elinor Urstadt, Mr. Urstadt's wife and 60,000 shares owned by the Urstadt Conservation Foundation. Mr. Urstadt disclaims beneficial ownership of any shares held by such Foundation. This figure excludes 13,183 Class A Common Shares issuable upon exercise of options which are not currently exercisable and which will not become exercisable within 60 days, but includes 561,987 Class A Common Shares issuable upon exercise of options exercisable within 60 days. This figure also excludes 48,826 cash appreciation rights all of which are exercisable within 60 days. See "Compensation and Transactions with Management and Others" below.

(5) This figure includes 15,731 Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days. See "Compensation and Transactions with Management and Others" below.

(6) This figure excludes 1,000 Common Shares issuable upon exercise of options which are not currently exercisable and which will not become exercisable within 60 days. See "Compensation and Transactions with Management and Others" below.

(6A) This figure includes 1,966 shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days.

(7) This figure includes 15,624 Class A Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days. See "Compensation and Transactions with Management and Others" below.

(7A) This figure includes 10,000 shares held of record by The Conway Foundation of which Mr. Conway and his wife, Elaine Conway, are the sole directors. Mr.
Conway  disclaims  beneficial  ownership  of  any  shares  held  by  The  Conway
Foundation.

(8) This figure excludes 1,000 Class A Common Shares issuable upon exercise of options which are not currently exercisable and which will not become exercisable within 60 days. See "Compensation and Transactions with Management and Others" below.

(8A) This figure includes 1,953 shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days.

(9) This figure includes 13,765 Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days. See "Compensation and Transactions with Management and Others" below.

(10) This figure includes 13,671 Class A Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days. See "Compensation and Transactions with Management and Others" below.

(11) This figure includes 7,866 Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days. See "Compensation and Transactions with Management and Others" below.

(12) This figure includes 7,812 Class A Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days. See "Compensation and Transactions with Management and Others" below.

(13) This figure includes 28,250 shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days. This figure excludes 1,250 shares issuable upon exercise of options which are not currently exercisable and which will not become exercisable within 60 days. See "Compensation and Transactions with Management and Others" below.

(13A) This figure includes 4,000 shares held of record by the Compensation Plan Trust and 28,250 Class A Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days. This figure excludes 1,250 Class A Common Shares issuable upon exercise of options which are not currently exercisable and which will not become exercisable within 60 days. See "Compensation and Transactions with Management and Others" below.

(14) This figure includes 19,250 Common Shares and Class A Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days. This figure excludes 750 Common Shares and Class A Common Shares issuable upon exercise of options which are not currently exercisable and which will not become exercisable within 60 days. See "Compensation and Transactions with Management and Others" below.

(15) This figure includes 1,800 shares held of record by the Compensation Plan Trust and 17,500 Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days. This figure excludes 1,500 Common Shares issuable upon exercise of options which are not currently exercisable and which will not become exercisable within 60 days. Mr. Biddle is the son-in-law of Mr. Urstadt. See "Compensation and Transactions with Management and Others" below.

(15A) This figure includes 17,500 Class A Common shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days. This figure excludes 1,500 Class A Common shares issuable upon exercise of options which are not currently exercisable and which will not become exercisable within 60 days. Mr. Biddle is the son-in-law of Mr. Urstadt. See "Compensation and Transactions with Management and Others" below.

(16) This figure excludes 22,773 Common Shares issuable upon exercise of options which are not currently exercisable and which will not become exercisable within 60 days, but includes 701,628 Common Shares issuable upon exercise of options which are exercisable within 60 days. This figure also excludes 49,160 cash appreciation rights all of which are exercisable within 60 days.

(17) This figure excludes 22,683 Class A Common Shares issuable upon exercise of options which are not currently exercisable and which will not become exercisable within 60 days, but includes 697,295 Class A Common Shares issuable upon exercise of options which are exercisable within 60 days. This figure also excludes 48,826 cash appreciation rights all of which are exercisable within 60 days.

COMPENSATION AND TRANSACTIONS WITH MANAGEMENT AND OTHERS

Executive Officer Compensation

There is set forth below information concerning the annual and long-term compensation paid by the Company during each of the three years ended October 31, 1999 to those persons who were, at October 31, 1999 (i) the chief executive officer and (ii) the three other most highly compensated executive officers of the Company constituting the only persons who were serving as executive officers at such date.

                                    SUMMARY COMPENSATION TABLE

Name and Principal                                                                 Restricted      # Options     All Other
 Position                          Year       Salary         Bonus         Total   Stock (1)           SARs     Compensation*
------------------                 ----       ------         -----         -----   ----------       ---------   -------------

Charles J. Urstadt,                1999     $264,000       $35,000      $299,000     $245,625             0           $15,128
Chief Executive Officer            1998     $256,000       $40,000      $296,000     $402,500             0           $15,333
                                   1997     $240,000       $50,000      $290,000     $256,875             0           $14,500

Willing L. Biddle,                 1999     $204,167       $25,000      $229,167     $327,500             0           $11,458
President and Chief                1998     $197,612       $30,000      $227,612     $301,875             0           $11,381
Operating Officer                  1997     $180,833       $70,000      $250,833     $342,500             0           $12,504

James R. Moore,                    1999     $174,622       $17,000      $191,622      $90,063             0            $9,581
Executive Vice President           1998     $168,542       $20,000      $188,542     $115,719             0            $9,427
                                   1997     $158,333       $15,000      $173,333      $85,625             0            $8,667

Raymond P. Argila,                 1999     $144,407        $5,000      $149,407      $32,750             0            $7,470
Senior Vice President              1998     $139,700        $6,000      $145,700      $50,313             0            $7,285
                                   1997     $136,255        $6,000      $142,255      $42,812             0            $7,113

[FN]
----------------
* Consists of a discretionary contribution by the Company to the Company's Profit Sharing and Savings Plan (the "401(k) Plan") allocated to an account of the named executive officer and related excess benefit compensation.

(1) Amounts shown represent the dollar value on the date of grant. The aggregate number of shares of restricted stock held on October 31, 1999 and the value thereof as of such date were as follows: Urstadt, 50,000 each of Class A Common and Common Shares ($737,500); Biddle, 55,000 each of Class A Common and Common Shares ($855,938); Moore, 16,250 each of Class A Common and Common Shares
($252,891); and Argila, 7,000 each of Class A Common and Common Shares ($108,938). Restricted Stock vests at the end of five years. Dividends on shares of restricted stock are paid as declared.

Director Compensation

         Other than Messrs. C.J. Urstadt and Biddle, each Director is entitled to an annual retainer of $16,000 and compensation of $1,200 for each Director meeting and each committee meeting attended. Pursuant to the former Directors Deferred Fees Plan, Directors could elect to defer payment of any fees until they leave office. The Company paid annual interest of 7.5% on deferred Director fees through April 13, 1999. Effective on that date, the Directors Deferred Fees Plan was terminated and deferred fees accumulated thereunder were paid to all participants under such Plan.

Excess Benefits and Deferred Compensation Plan

         Effective November 1, 1996, the Directors adopted the Urstadt Biddle Properties Inc. Excess Benefits and Deferred Compensation Plan, a non-qualified deferred compensation plan. The Plan is intended to provide eligible employees with benefits in excess of the amounts which may be provided under the Company's tax-qualified Profit Sharing and Savings Plan (a 401(K) plan), and to provide such employees with the opportunity to defer receipt of a portion of their compensation. Participation is limited to those employees who earn above the limit on compensation under the Company's Profit Sharing and Savings Plan, currently $160,000.

         Under the Plan, a participant is credited with an amount equal to the contributions which would have been credited to the participant if the $160,000 compensation limitation under the Profit Sharing and Savings Plan did not apply.

         Amounts credited under the Plan vest under the same rules as under the Profit Sharing and Savings Plan. In addition, each Participant may elect to defer the receipt of a portion of his or her compensation until a later date. Amounts credited under the Plan are increased with interest at a rate set from time to time by the Compensation Committee. For the fiscal year ended October 31, 1999, the Company paid annual interest of 7.5% on deferred compensation accounts. In the event of a change of control (as defined in the Plan), the Compensation Committee may in its discretion accelerate the vesting of benefits under the Plan.

         Effective as of January 1, 2000, the Excess Benefits and Deferred Compensation Plan was amended by creating a trust to hold funds allocated under the Plan. Members of the Compensation Committee act as trustees of the trust. Eligible participants in the Plan may elect to have all or a portion of their deferred compensation accounts in the Plan invested in the Company's Common Stock, Class A Common Stock or such other securities as may be purchased by the trustees in their discretion.

Change of Control Agreements

         The Company has agreements with each of its executive officers, including Messrs. Urstadt, Biddle, Moore and Argila, under which, in certain circumstances following a Change of Control of the Company (as defined in such agreements), the Company would pay severance benefits to such persons. If, within 18 months following the Change of Control, the Company terminates the executive's employment other than for cause, or if the executive elects to terminate his employment with the Company for reasons specified in the agreement, the Company will make a severance payment equal to a portion of such person's base salary, together with medical and other benefits during such period. Messrs. Urstadt, Biddle, Moore and Argila would each receive a severance payment equal to their respective twelve month salaries plus benefits. The salaries of Messrs. Urstadt, Biddle, Moore and Argila are currently $270,000, $210,000, $180,000 and $146,000, respectively. Each of such agreements has an indefinite term.

Stock Options

         Under the Company's Stock Option Plan ("Plan"), 418,271 shares of the Company's authorized but unissued Common Shares and 418,271 shares of the Company's Class A Common Shares have been reserved for issuance upon the exercise of options or stock appreciation rights which have been or may be granted under the Plan. The persons eligible to participate in the Plan are such key employees of the Company as may be selected from time to time by the Compensation Committee in its discretion, as well as non-employee Directors. The Plan provides that each Director who is not a full-time employee or former full-time employee of the Company will automatically be awarded options covering 1,000 Common Shares and 1,000 Class A Common shares on April 1 of each year. The Plan is administered by the Compensation Committee.

         The Compensation Committee has authorized loans to finance the exercise of incentive stock options granted to executive officers. The loans have a five-year term, subject to extension at the discretion of the Compensation Committee, bear interest at the prime rate plus 1/2% and are secured by a pledge of the related shares. The loans become due on termination of employment by the Company, but are automatically extended for seven months following termination of employment other than for cause, and for 13 months following termination of employment occurring after a Change of Control of the Company. Two loans are outstanding to James R. Moore and Raymond P. Argila, each in the principal amount of $133,534.

         The following table sets forth, for the executive officers named in the Summary Compensation Table, information concerning the fiscal year-end value of unexercised options and SARs.

Aggregated Options/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

                                                              # of Unexercised                  Value of Unexercised
                                                               Class A Common                       In-the-Money
                                                              and Common Share                     Options/SARs at
                             Shares                        Options/SARs at FY-End                    FY-End ($)
                          Acquired On        Value
Names                     Exercise (#)   Realized ($)   Exercisable    Unexercisable        Exercisable   Unexercisable
-----                     ------------   ------------   -----------    -------------        -----------   -------------

Charles J. Urstadt               --              --           287,750     6,750 (1)        $387,490       $ 0  (2)
Willing L. Biddle                --              --            17,500     1,500             $ 7,855       $ 0

James R. Moore                   --              --            28,250     1,250             $ 10,005      $ 0

Raymond P. Argila                --              --            19,250       750             $  8,799      $ 0

[FN]

(1) These figures assume that Mr. Urstadt will elect the Combination Option with respect to all options granted to him prior to August 14, 1998, the date of the Stock Dividend. See "Report of Compensation Committee on Executive Compensation" for information with respect to certain modifications of outstanding options granted under the Company's Stock Option Plan as of August 14, 1998, the date of the Stock Dividend. If Mr. Urstadt elects the Common Stock Option or the Class A Stock Option with respect to any or all of such options, these figures would be less.

(2) These figures assume that Mr. Urstadt will elect the Combination Option with respect to all options granted to him prior to August 14, 1998, the date of the Stock Dividend. See "Report of Compensation Committee on Executive Compensation" for information with respect to certain modifications of outstanding options granted under the Company's Stock Option Plan as of August 14, 1998, the date of the Stock Dividend. If Mr. Urstadt elects the Common Stock Option with respect to all such options, the Value of Unexercised In-the-Money Options at FY-End($) Exercisable would be $341,003 and the Value of Unexercised In-the-Money Options at FY-End($) Unexercisable would be $0. If Mr. Urstadt elects the Class A Stock Option with respect to all such options, the Value of Unexercised In-the-Money Options at FY-End($) Exercisable would be $418,099 and the Value of Unexercised In-the-Money Options at FY-End($) Unexercisable would be $0.

Restricted Stock Plan

         Under the Company's Plan, 250,000 shares, in the aggregate, of the Company's authorized but unissued Common Shares and Class A Common Shares have been reserved for issuance in connection with restricted stock awards which have been or may be granted under the Plan. The persons eligible to receive restricted stock awards are selected by the Compensation Committee, in its discretion, from management personnel who are considered to have significant responsibility for the growth and profitability of the Company. The Plan is administered by the Compensation Committee.

         Each restricted stock award is evidenced by a written agreement, executed by both the relevant participant and the Company, setting forth all the terms and conditions applicable to such award as determined by the Compensation Committee. Such terms and conditions shall include (i) the length of the restricted period of the award, (ii) the restrictions applicable to the award, including (without limitation) the employment status rules governing forfeiture, and the prohibition against the sale, assignment, transfer, pledge or other encumbrance of the restricted stock during the restricted period, and (iii) the eligibility to share in dividends and other distributions paid to the Company's stockholders during the restricted period.

         If the employment of a participant shall be terminated prior to the lapse of the restricted period by reason of death or disability, the restrictions shall lapse on such date. If the employment of a participant shall be terminated prior to the lapse of the restricted period by reason of retirement, the restricted period will continue as if that participant had remained in the employment of the Company.

         The Compensation Committee has the authority to accelerate the time at which the restrictions may lapse whenever it considers that such action is in the best interests of the Company and of its stockholders, whether by reason of changes in tax laws, a "change in control" ( as defined in the Plan), or otherwise.

         As set forth above under "Proposal 3 - Amendment of the Restricted Stock Award Plan", the Board of Directors of the Company has approved, subject to approval of the stockholders of the Company, the Amended Plan which amended and restated the Plan.

           Report of Compensation Committee on Executive Compensation

         The Compensation Committee, which is composed of three independent outside Directors, is responsible for making recommendations to the Board concerning compensation and for administering the Company's Stock Option Plan and Restricted Stock Plan. The Compensation Committee considered a variety of factors and criteria in arriving at its recommendations for compensation of the Company's executive officers for fiscal 1999.

         The Committee believes that compensation should be structured so as to provide incentives to the Company's officers to enhance the long-term profitability of the Company. Thus, in making its recommendations regarding compensation, the Committee attempts to align the financial interests of the Company's executive officers with those of its stockholders.

         In evaluating the potential long-term profitability of the Company and making its fiscal 2000 compensation recommendations, the Committee considered stock price, projected and actual cash flow, leasing activities, new acquisitions and other factors in arriving at its conclusions. In 1997, the stockholders approved the Restricted Stock Plan to provide the Company's key executives with a direct incentive to improve the Company's profitability and consequently, stockholder value. The Plan provides that restricted stock be held for a specified time after it is issued before it can be sold or disposed of. Thus, if the executive leaves the Company other than by retirement, the unvested stock generally is forfeited. Restricted stock awards serve as both a reward for performance and a retention device for key executives and help to align their interests with all stockholders.

         The Committee believes that the continued focus by the Chief Executive Officer on financing, acquisitions and sales, leasing and cost containment, in the face of a highly competitive market, warrants special recognition and that such focus has positioned the Company for potential long-term profitability as this strategy matures. The Committee recognized the leadership by Mr. Urstadt during 1999 in all areas of management including particularly increasing leasing, capital financing and acquisitions. The Committee recommended to the Board of Directors and the Board of Directors approved an increase in Mr. Urstadt's annual salary to $270,000 and awarded him a cash bonus of $35,000.

         The Committee also awarded Mr. Urstadt 15,000 Class A Common Shares and 15,000 Common Shares of restricted Stock. The amount of restricted stock was determined by the Committee based on its judgment as to the appropriate amount of incentive compensation that should be in the form of stock in order to meet competitive compensation trends among REITs of comparable size.

         On June 16, 1998, the Board of Directors declared the Stock Dividend on the Common Stock and the Stock Dividend was paid on August 14, 1998 to holders of record of the Common Stock as of the close of business on the Stock Dividend Record Date.

         In connection with the Stock Dividend, each of the officers' and directors' options to purchase shares of Common Stock awarded prior to the Stock Dividend (each an "Existing Option") is deemed to be, upon his election with respect to each Existing Option: (i) an option (each, a "Common Stock Option") to purchase such number of shares of Common Stock as shall be equal in aggregate fair market value to the aggregate fair market value of the shares of Common Stock issuable pursuant to the related Existing Option; (ii) an option (each, a "Class A Stock Option") to purchase such number of shares of Class A Common Stock as shall be equal in aggregate fair market value to the aggregate fair market value of the shares of Common Stock issuable pursuant to the related Existing Option; or (iii) an option (each, a "Combination Option") to purchase such number of shares of Common Stock and such number of shares of Class A Common Stock, in each case, as shall be equal to the number of shares of Common Stock issuable pursuant to the related Existing Option.

         The exercise price for the purchase of one share of Common Stock and/or one share of Class A Common Stock pursuant to any Common Stock Option, Class A Stock Option or Combination Option has been set according to the proportional allocation of the exercise price for the purchase of one share of Common Stock pursuant to the related Existing Option, such proportional allocation being determined according to the fair market values of the underlying shares of Common Stock (ex-Stock Dividend) and Class A Common Stock.

Compensation Committee:                      E. Virgil Conway, Chairman
                                             Robert R. Douglass
                                             George H.C. Lawrence

                                OTHER INFORMATION

                                Performance Graph

         The following graph compares, for the five-year period ended October 31, 1999, the Company's cumulative total return to its common stockholders with the returns for the NAREIT All REIT Total Return Index (a peer group index) published by the National Association of Real Estate Investment Trusts (NAREIT) and for the S&P 500 Index for the same period.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

           AMONG URSTADT BIDDLE PROPERTIES INC., THE S&P 500 INDEX AND

                            THE NAREIT ALL-REIT INDEX

[Insert Graph]







                                                                       10/94      10/95     10/96     10/97      10/98     10/99
                                                                       -----      -----     -----     -----      -----     -----
UBP                                                                   100.00     106.80    124.11    159.32     237.98    237.92
S&P 500                                                               100.00     126.44    156.91    207.30     252.89    317.80
NAREIT ALL-REIT                                                       100.00     114.06    143.50    189.11     161.20    147.64

     *$100 INVESTED ON 10/31/94 IN STOCK OR INDEX - INCLUDING REINVESTMENT
                  OF DIVIDENDS, FISCAL YEAR ENDING OCTOBER 31.

On October 31 of each of 1994, 1995, 1996 and 1997, the only publicly traded equity security of the Company was the Common Shares. In June 1998, the Company established the Class A Common Shares and on August 14, 1998, the Stock Dividend was paid, pursuant to which holders of the Common Shares received one Class A Common Share for each outstanding Common Share. Since August 17, 1998, both the Common Shares and the Class A Common Shares have been publicly traded on the New York Stock Exchange, Inc. For the period in which both Common Shares and Class A Common Shares were outstanding, performance data is based upon a combination of the total returns of both classes. The stock price performance shown on the graph is not necessarily indicative of future price performance.

                 SOLICITATION OF PROXIES AND VOTING PROCEDURES

         The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, solicitations may also be made by personal interview, facsimile transmission or telephone. Directors and officers of the Company may participate in such solicitation and will not receive additional compensation for such services. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation material to beneficial owners of Company Common Shares and Class A Common Shares and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

         The presence, either in person or by properly executed proxy, of a majority of the Company's outstanding Common Shares and Class A Common Shares is necessary to constitute a quorum at the Annual Meeting. Each Common Share outstanding on the Record Date entitles the holder thereof to one vote and each Class A Common Share outstanding on the Record Date entitles the holder thereof to 1/20 of one vote. An automated system administered by the Company's transfer agent tabulates the votes.

         The election of the Directors, the ratification of the appointment of the Company's auditors and the amendment of the Restricted Stock Award Plan each requires the affirmative vote of a majority of the total combined voting power of all classes of stock entitled to vote and present, in person or by properly executed proxy, at the Annual Meeting. Abstentions will thus be the equivalent of negative votes and broker non-votes will have no effect with respect to such proposals, as any Common Shares or Class A Common Shares subject to broker non-votes will not be present and entitled to vote with respect to any proposal to which the broker non-vote applies.

         Each of the Proposals presented to the Company at the Annual Meeting is being presented as a separate and independent Proposal and no Proposal is conditioned upon adoption or approval of any other Proposal.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements, and other information with the SEC. Such reports, proxy statements and other information may be inspected without charge at the principal office of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of all or any part thereof may be obtained at prescribed rates from the SEC's Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Such reports, proxy and information statements and other information also can be inspected at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, NY 10005.

         The Company's Annual Report to Stockholders for the fiscal year ended October 31, 1999 (which is not part of the Company's proxy soliciting materials) has been mailed to the Company's stockholders with or prior to this Proxy Statement. A copy of the Company's Annual Report on Form 10-K, without exhibits, will be furnished without charge to stockholders upon request to:

                           Thomas D. Myers, Secretary
                         Urstadt Biddle Properties Inc.
                               321 Railroad Avenue
                               Greenwich, CT 06830

                                  OTHER MATTERS

         The Directors know of no other business to be presented at the Annual Meeting. If other matters properly come before the meeting in accordance with the Articles of Incorporation, the persons named as proxies will vote on them in accordance with their best judgment.

         Proposals of stockholders intended to be presented to the Company's Annual Meeting of Stockholders to be held in 2001 must be received by the Company by October 1, 2000. Such proposals must also comply with the requirements as to form and substance established by the SEC for such proposals to be included in the proxy statement.

         You are urged to complete, date, sign and return your Proxy Card promptly to make certain your Shares will be voted at the Annual Meeting, even if you plan to attend the meeting in person. If you desire to vote your Shares in person at the meeting, your proxy may be revoked. For your convenience in returning the Proxy Card, a pre-addressed and postage paid envelope has been enclosed.

                                 YOUR  PROXY  IS  IMPORTANT
                         WHETHER  YOU  OWN  FEW  OR  MANY  SHARES.
            PLEASE  DATE,  SIGN  AND  MAIL  THE  ENCLOSED  PROXY  CARD  TODAY.

                          (Form of Proxy Card - Front)

                        URSTADT BIDDLE PROPERTIES INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                          To be held on March 15, 2000

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF URSTADT BIDDLE PROPERTIES INC.

The undersigned hereby constitutes and appoints Willing L. Biddle and Thomas D. Myers, and each of them, as Proxies of the undersigned, with full power to appoint his or her substitute, and authorizes each of them to represent and vote all Common Stock, and Class A Common Stock, par value $.01 per share of Urstadt Biddle Properties Inc. (the "Company") held of record as of the close of business on January 28, 2000, at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Hyatt Regency Greenwich, Old Greenwich, Connecticut on Wednesday, March 15, 2000, and at any adjournments or postponements thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted (i) FOR the election of one Director of the Company to serve for two years and three Directors of the Company to serve for three years, as set forth in Proposal 1, and (ii) FOR the ratification of the appointment of Arthur Andersen LLP as the independent auditors of the Company for the ensuing fiscal year, as set forth in Proposal 2, and (iii) FOR the amendment to the Restricted Stock Award Plan as set forth in Proposal 3. In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. A stockholder wishing to vote in accordance with the Board of Directors' recommendations, need only sign and date this proxy and return it in the enclosed envelope.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement and the Company's Annual Report to Stockholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised by filing a notice of such revocation, by filing a later dated proxy with the Secretary of the Company or by voting in person at the Annual Meeting.

(Continued and to be signed and dated on reverse side)

                         (Form of Proxy Card - Reverse)

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THESE PROPOSALS.

Proposal 1. To elect one Director to serve for two years and three Directors to serve for three years.

FOR all nominees           WITHHOLD AUTHORITY to vote              EXCEPTIONS*
listed below[   ]          for all nominees listed below  [   ]       [   ]

Nominee to serve for two years:      George J. Vojta
Nominees to serve for three years:   Robert R. Douglass, George H. C. Lawrence,
                                     Charles J. Urstadt

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*EXCEPTIONS:      __________________________________________________________


Proposal 2. To ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company for one year.

  FOR      [  ]          AGAINST  [   ]           ABSTAIN [   ]


Proposal 3.  To amend the Company's Restricted Stock Award Plan.

   FOR     [   ]         AGAINST  [   ]           ABSTAIN [   ]

Change of Address and/or comments mark here   [     ]

Please sign name exactly as shown. When there is more than one holder, each should sign. When signing as an attorney, administrator, guardian or trustee, please add your title as such. If executed by a corporation or partnership, the proxy should be signed by a duly authorized person, stating his or her title or authority.

Dated: ________________________________

Signature(s):     ________________________________

                  ________________________________

Please vote and sign on this side and return promptly in the enclosed envelope. Do not forget to date your proxy.

Votes must be indicated (X) in Black or Blue Ink.

                                    EXHIBIT A

               AMENDED AND RESTATED RESTRICTED STOCK AWARD PLAN OF

                         URSTADT BIDDLE PROPERTIES INC.

                         Urstadt Biddle Properties Inc.

                Amended and Restated Restricted Stock Award Plan

1.       Purposes

         This Amended and Restated Restricted Stock Award Plan (the "Plan") amends and restates the Urstadt Biddle Properties Inc. Restricted Stock Award Plan, dated March 12, 1997 (the "Original Plan"). The purposes of the Plan are to promote the long-term growth of Urstadt Biddle Properties Inc. (the "Company") by attracting, retaining and motivating executive management and non-employee directors possessing outstanding ability and to further the identity of Participants' interest with those of the shareholders of the Company through stock ownership opportunities.

2.       Definitions

         The following terms shall have the following meanings:

|_| "Award" means an award of Restricted Stock granted under the provisions of the Plan.

|_|      "Board" means the Board of Directors of Urstadt Biddle Properties Inc.

|_| "Class A Common Stock" means the Class A Common Stock, par value $.01 per share, of the Company.

|_| "Committee" means the Compensation Committee of the Board of Directors appointed to administer the Plan.

|_| "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

|_|      "Company" means Urstadt Biddle Properties Inc.

|_|      "Disability" means total and permanent disability.

|_| "Participant" means an employee or non-employee Director of the Company who is selected by the Committee to participate in the Plan.

|_| "Restricted Period" means the period of time during which an Award to Participant(s) remains subject to the Restrictions imposed on the Shares as determined by the Committee.

|_| "Restrictions" mean the restrictions and conditions imposed on an Award as determined by the Committee, which must be satisfied in order for a Participant to become vested in an Award.

|_| "Restricted Stock" means an award of Shares on which is imposed a Restriction Period.

|_| "Restricted Stock Award Date" means the date on which the Committee awarded Restricted Stock to a Participant.

|_| "Retirement" means, with respect to employee Participants, termination from active employment with the Company pursuant to the terms of the retirement plan(s) applicable to the Participant and, with respect to non-employee Director Participants, expiration of the term of service on the Board by reason of the Participant's failure to be elected to the Board pursuant to a regular election or his or her decision not to stand for re-election to the Board.

|_| "Share" means a share of Common Stock or Class A Common Stock, as determined by the Committee.

3.       Effective Date Of The Plan

         The effective date of the Original Plan was March 12, 1997, and the effective date of the Plan is December 9, 1999; provided, however, that the provisions of Section 5 of the Plan which increase the number of Shares which may be issued or transferred under the Plan from the number of Shares which may be issued or transferred under the Original Plan shall not be effective until the shareholders of the Company approve the Plan.

4.       Administration Of The Plan

         The Plan shall be administered by the Compensation Committee of the Board, comprised of persons who are "Non-Employee Directors" as defined in Rule 16b-3 of the Securities and Exchange Commission. If no such Committee shall be in office, the Plan shall be administered by the Board.

         The Committee shall have complete and discretionary authority to (a) select Participants, (b) determine the Award to be granted to a selected Participant, (c) determine the time or times when Awards will be granted, (d) determine the time or times and the conditions subject to which Awards may become vested or Restrictions will lapse, (e) interpret and construe the Plan and the rights of a Participant to an Award and make determinations, subject to the provisions of the Plan, in the best interests of the Company and its shareholders.

         The Committee may delegate nondiscretionary administrative duties under the Plan to one or more agents (e.g., attorneys, consultants, etc.) or officers as it deems necessary and advisable at the expense of the Company.

         Any power which may be exercised by the Committee may also be exercised by the Board. No member of the Committee or the Board shall be personally liable for any action taken or determination made in good faith with respect to the Plan or its administration. All decisions made by the Committee as administrators of the Plan shall be conclusive and binding upon all persons and the Company.

5.       Shares Subject To Plan

         The maximum number of shares of Restricted Stock which may be issued or transferred under the Plan is 350,000 Shares of Class A Common Stock and 350,000 Shares of Common Stock. Any shares of Restricted Stock which have been awarded, but are later forfeited to the Company, will again be available for Awards under the Plan.

         The Stock which may be issued or transferred under the Plan may be authorized but unissued Shares or Shares acquired by the Company and held in its Treasury as determined by the Committee.

6.       Grant Of Restricted Stock Awards

         The Committee shall from time to time, in its discretion, (i) select Participants from (a) management personnel who have significant responsibility for the growth and profitability of the Company and (b) non-employee Directors of the Company, including members of the Committee, (ii) determine the number and class of Shares to be granted by each Award and (iii) establish the applicable terms of each such Award. An Award granted to a non-employee Director of the Company shall be held by such non-employee Director for a period of at least six (6) months following the date of grant.

7.       Award Agreement

         Each Restricted Stock Award shall be evidenced by a written agreement, executed by the Participant and the Company, which shall contain the terms and conditions established by the Committee.

8.       Terms Of Restricted Stock Awards

         Subject to the provisions of the Plan, the Committee shall determine:

|_| The terms and conditions of the Award Agreement, including whether an Award shall consist of Common Stock, Class A Common Stock, or both;

|_|      The Restricted Period of the Award; and

|_| The Restrictions applicable to an Award, including, but not limited to employment status and director tenure rules governing forfeitures and limitations on the sale, assignment, pledge or other encumbrances during the Restricted Period.

         The Committee may, in its discretion, determine that the issuance of stock certificates representing the Restricted Stock Awards be held in custody by the Company until the Restrictions lapse.

         The Participant may, in the discretion of the Committee, receive any dividends, taxable at that time as ordinary income, and other distributions paid with respect to any Award(s), as declared and paid to shareholders during the Restricted Periods.

         Upon the lapse of Restrictions, the value of the Restricted Stock will be taxable as ordinary income. At the Committee's discretion, an arrangement may be made by the Company to assist the Participant in meeting the withholding taxes required by federal, state and local authorities.

9.       Terminations Of Employment During Restricted Period

         In  the  event  that  during  the  term  of  the  Restricted  Period  a
Participant:

|_| Terminates employment with the Company or ceases to be a non-employee Director of the Company for any reason other than death, Disability or Retirement, such Participant shall forfeit any and all Restricted Stock Awards whose Restrictions have not lapsed; or,

|_| Terminates employment or ceases to be a non-employee Director of the Company by reason of death or Disability, the Restrictions on any and all Awards shall lapse on the date of such termination; or,

|_| Terminates employment by reason of Retirement, all Awards continue to vest as if Retirement had not occurred until such time as the Restrictions lapse; provided, however, that if any such retired Participant, prior to the completion of any or all Restricted Periods, accepts employment or provides services to any organization that is competitive in nature with the Company, the Participant will forfeit any and all Restricted Stock Awards whose Restrictions have not lapsed.

10.      Change-Of-Control

         The Committee shall have the authority to accelerate the time at which the Restrictions will lapse or to remove any such restriction upon the occurrence of a "change-of-control" as defined by any one of the following events:

(a) any Person who becomes the owner of 10% or more of the Company's total combined voting power of the total amount of outstanding Shares and, thereafter, individuals who were not Directors of the Company prior to the date such Person became such a 10% owner are elected as Directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute at least two of the Directors; or

(b) there occurs a change-of-control of the Company of a nature that would be required to be reported in response to Item la of Form 8-K pursuant to Section 13 or 15 under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or in any other filing by the Company with the Securities and Exchange Commission (the "Commission"); or

(c) there occurs any solicitation of proxies by or on behalf of any Person other than the Directors of the Company and thereafter individuals who were not Directors prior to the commencement of such solicitation are elected as Directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute at least two of the Directors; or

(d) the Company executes an agreement of acquisition, merger or consolidation which contemplates that:

(i) after the effective date provided for in the agreement, all or substantially all of the business and/or assets of the Company shall be owned, leased or otherwise controlled by another corporation or other entity; and

(ii) individuals who are Directors of the Company when such agreement is executed shall not constitute a majority of the Directors or board of directors of the survivor or successor entity immediately after the effective date provided for in such agreement; provided, however, for purposes of this paragraph (d), that if such agreement requires as a condition precedent approval by the Company's shareholders of the agreement or transaction, a Change-of-Control shall not be deemed to have taken place unless and until such approval is secured.

11.      Compliance With Securities And Exchange Commission Requirements

         No certificate for Shares distributed under the terms of the Plan shall be executed and delivered to the Participant until the Company shall have taken any action then required to comply with the provisions of the Securities Act of 1933, as amended, the Exchange Act or any other applicable laws and requirements.

12.      Amendment And Termination

         The Committee and/or Board may, at any time or from time to time, modify or amend the Plan in any respect, except that without shareholder approval (subject to Section 13 hereof), the Committee and/or Board may not increase the maximum number of shares of Restricted Stock which may be Awarded under this Plan. Any modification, amendment or termination of the Plan shall not, without the consent of a Participant, affect his/her rights under an Award previously granted to a Participant.

13.      Adjustments.

         If the Company subdivides its outstanding Shares into a greater number of Shares (by stock dividend, stock split, reclassification or otherwise) or combines its outstanding Shares into a smaller number of Shares (by reverse stock split, reclassification or otherwise), or if the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, merger, business combination, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Shares, or other similar corporate event affects the Shares such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in its sole discretion and in such manner as the Committee may deem equitable and appropriate, make such adjustments to any or all of (i) the number and class of Shares which thereafter may be awarded under the Plan, and (ii) the number and class of Shares subject to outstanding Awards, provided, however, that the number of Shares subject to any Award shall always be a whole number. The Committee may, if deemed appropriate, provide for a cash payment to any Participant in connection with any adjustment made pursuant to this Section 13.